                                                                                                            FREE WRITING PROSPECTUS FOR
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         GMACM 2007-HE2
---------------------------------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

NEW ISSUE COMPUTATIONAL MATERIALS

PART I OF II

$1,246,731,000 (APPROXIMATE)

GMAC MORTGAGE   [GRAPHIC OMITTED]

GMACM HOME EQUITY LOAN TRUST 2007-HE2
Issuing Entity

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

SEC File No. 333-140609

GMAC MORTGAGE, LLC
Sponsor and Servicer

June 25, 2007

                                              GMAC RFC Securities   [GRAPHIC OMITTED]

                          ANY TRANSACTIONS IN THE NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

EXPECTED TIMING:                Pricing Date:                  On or about June 27, 2007
                                Closing Date:                  On or about June 28, 2007
                                First Payment Date:            July 25, 2007

STRUCTURE:                      Initial Collateral:            Approximately $964,962,245 Closed-End, Fixed-Rate, Primarily Second-Lien Home Equity Loans
                                Rating Agencies:               Moody's and Standard & Poor's

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by GMAC Mortgage, LLC ("GMACM") and its affiliates. RFS is a wholly owned subsidiary of
Residential Funding Company, LLC ("RFC").

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The notes may not be suitable for all  investors.  RFS and its affiliates  may acquire,  hold or sell positions in these notes,  or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the mortgage loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the notes referred  to in this free  writing  prospectus  and to solicit an offer to purchase  the notes,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase  the notes,  and you will not have any  contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.
You may withdraw your offer to purchase  notes at any time prior to our  acceptance  of your offer.  The  information  in this free writing prospectus supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                                                                            FREE WRITING PROSPECTUS FOR
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         GMACM 2007-HE2
---------------------------------------------------------------------------------------------------------------------------------------

PRELIMINARY TERM SHEET                                                 PREPARED: JUNE 25, 2007

                                                      $1,246,731,000 (APPROXIMATE)
                                                 GMACM HOME EQUITY LOAN TRUST 2007-HE2

================= ========================== ================== ============================== ================= ========================= ========================= ==================
                                                WAL (YEARS)        PAYMENT WINDOW CALL/MAT                                                     EXPECTED RATINGS       EXPECTED LEGAL
    CLASS(1)           NOTE BALANCE(2)         CALL/MAT (3)             (MONTHS) (3)              NOTE RATE             NOTE TYPE               (S&P/MOODY'S)         FINAL MATURITY
================= ========================== ================== ============================== ================= ========================= ========================= ==================
A-1                     $491,506,000            0.90 / 0.90            1 - 20 / 1 - 20            Floater(4)            Sequential                 AAA/Aaa               May-2022
A-2                     $171,088,000            2.00 / 2.00           20 - 28 / 20 - 28            Fixed(5)             Sequential                 AAA/Aaa               May-2022
A-3                     $220,946,000            3.00 / 3.00           28 - 46 / 28 - 46            Fixed(5)             Sequential                 AAA/Aaa               Jan-2025
A-4                     $174,202,000            5.00 / 5.00           46 - 83 / 46 - 84            Fixed(5)             Sequential                 AAA/Aaa               Jan-2031
A-5                      $64,316,000           6.91 / 10.39          83 - 83 / 84 - 177            Fixed(5)             Sequential                 AAA/Aaa               Oct-2037
A-6                     $124,673,000            5.80 / 6.20          37 - 83 / 37 - 175           Fixed (5)                NAS                     AAA/Aaa               Oct-2037
           TOTAL      $1,246,731,000
================= ========================== ================== ============================== ================= ========================= ========================= ==================

(1)      The Class A-1, Class A-2 , Class A-3, Class A-4, Class A-5 and Class A-6 Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans (the "Mortgage Loans").
(2)      Subject to a plus or minus 10% variance.
(3)      The Weighted Average Life and Payment Windows are shown to the Optional Redemption (as defined herein) and to maturity based on the 100% Pricing Prepayment Assumption (as described herein).
(4)      The Class A-1 Notes will accrue interest at a rate equal to the lesser of (i) One Month LIBOR plus the related margin (ii)
         the Net WAC Rate and (iii) 10.00%.  The Class A-1 Notes will also be entitled to certain amounts received under the Class A-1 Cap
         Agreement.
(5)      The Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes rates will be equal to the lesser of (i) a fixed rate determined at pricing and (ii) the Net WAC Rate. The Note Rate on the Class A-5 and Class A-6 Notes will increase by 0.50% per annum for each Payment Date beginning with the second Payment Date that the servicer could purchase the mortgage loans as described hereon.

  Depositor:                   Residential Asset Mortgage Products, Inc.

Seller and Servicer:           GMAC  Mortgage,  LLC  ("GMACM")  and a trust  established  by GMACM will be the Sellers of the  mortgage
                               Loans.  GMACM will be the Servicer of the mortgage loans.

Bond Insurer:                  Financial Guaranty Insurance Company (FGIC)

Joint Lead Managers:           Residential Funding Securities, LLC and  Greenwich Capital Markets, Inc.

Co-Manager:
                               Bear Stearns & Co., Inc.

Owner Trustee:                 Wilmington Trust Company.

Indenture Trustee:             Bank of New York Trust Company, N.A.

Class A-1 Cap Provider:        (tba)

Notes:                         The Class A-1,  Class  A-2,  Class A-3,  Class A-4  ,Class  A-5 and Class A-6 Notes  (collectively,  the
                               "CLASS A NOTES" or the "NOTES"). The Notes are being offered publicly.

Federal Tax Status:            It is anticipated that the Notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.

Registration:                  The Notes will be available in book-entry  form through DTC and only upon request  through  Clearstream,
                               Luxembourg and the Euroclear System.

Cut-off Date:                  June 1, 2007.

Expected Pricing Date:         On or about June 27, 2007.

Expected Closing Date:         On or about June 28, 2007.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               July 2007.

Interest Accrual Period:       With respect to each Payment  Date,  the "INTEREST  ACCRUAL  PERIOD" with respect to the Class A-1 Notes will be  calculated  beginning on the previous  Payment Date (or, in the case of the first Payment Date, the  Closing  Date) and ending on the day prior to such  Payment  Date.  Interest on the Class A-1 Notes will be calculated on an actual/360 basis.

                               The Interest  Accrual  Period with respect to the Class A-2,  Class A-3,  Class A-4, Class A-5 and Class
                               A-6 Notes will be the calendar month  proceeding  the month in which such Payment Date occurs.  Interest on the Class A-2,  Class A-3,  Class A-4,  Class A-5 and Class A-6 Notes will  accrue on a 30-day  month and a 360-day year.

Accrued Interest:              The Class A-1 Notes will settle  flat on the Closing  Date.  The price to be paid by  investors  for the
                               Class A-2,  Class A-3,  Class A-4,  Class A-5 and Class A-6 Notes will include  "ACCRUED  INTEREST" from
                               June 1, 2007 up to, but not including, the Closing Date (27 days).

Credit Enhancement:            Excess spread, overcollateralization, and a Policy (as defined herein) to be provided by FGIC.

ERISA Eligibility:             The Notes are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements subject to Title I of ERISA or Section 4975 of the Code.
                               Prospective investors must review the Prospectus and Prospectus Supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:               The Notes WILL NOT constitute "mortgage related securities" for purposes of SMMEA.

Optional Redemption:           A principal payment may be made to redeem the Notes upon the exercise by the Servicer of its option to purchase the Mortgage Loans together with the assets of the trust after the aggregate principal balance of the Notes has been reduced to an amount less than 10% of the aggregate principal balance of the Notes as of the Closing Date.

Pricing Prepayment
Assumption:                   10% CPR in the first month of the life of the home equity loans, building to 28% CPR over the first 12 months, remaining constant at 28% thereafter.

Net Loan Rate:                 The "NET LOAN RATE" for any Mortgage Loan will be equal to the mortgage rate for such
                               Mortgage Loan less the servicing fee rate.

Net WAC Rate:                  The "NET WAC RATE" for any  Payment  Date is a per annum rate equal to the  excess,  if any,  of (i) the weighted  average of the Net Loan Rates of the mortgage  loans,  weighted on the basis of the  aggregate principal  balances  thereof as of the due date in the month  preceding  the month of such Payment Date, over (ii) the  premium  rate on the Policy,  multiplied  by a fraction,  the  numerator  of which is the aggregate  principal  balance  of the  Class A Notes  and the  denominator  of  which  is the  aggregate principal  balance of the  Mortgage  Loans as of the due date in the month  preceding  the month of such
                               Payment  Date.  For the  Class  A-1  Notes  only,  the Net WAC Rate is  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360 basis.

Initial Mortgage Loans:        As  of  the  Cut-off  Date,  the  aggregate   principal  balance  of  the  initial  mortgage  loans  was approximately  $964,962,245,  the "INITIAL  MORTGAGE  LOANS." See the attached  collateral  descriptions for additional information on the Initial Mortgage Loans.

Pre-funding:                   On the Closing  Date,  approximately  $321,654,082  will be  deposited  into an account  designated  the
                               "PRE-FUNDING  ACCOUNT".  This amount will be funded from the  proceeds of the sale of the Notes.  During the pre-funding  period,  funds on deposit in the  Pre-Funding  Account will be used by the trust to buy mortgage loans from the Sellers from time to time.

                               The  pre-funding  period  will be the period from the  closing  date to the  earliest of (i) the date on which the amount on deposit in the  Pre-Funding  Account is less than  $100,000,  (ii) the  Distribution
                               Date in  September  2007 and (iii)  the  occurrence,  if any,  of a default  by the  Servicer  under the servicing agreement.

                               The  mortgage  loans  sold to the trust  after  the  Closing  Date will  conform  to  certain  specified characteristics.

                               Amounts on deposit in the  Pre-Funding  Account will be invested in permitted  investments  as specified in the  Indenture.  Any  amounts  remaining  in the  Pre-Funding  Account at the end of the  pre-funding period will be used to make principal payments on the Class A Notes on a pro rata basis.

Overcollateralization
Amount:                        The  "OVERCOLLATERALIZATION  AMOUNT" is equal to the excess of the  aggregate  principal  balance of the
                               Mortgage Loans over the aggregate  principal  balance of the Class A Notes.  On any Payment Date, to the extent the  Overcollateralization  Amount is less than the  Overcollateralization  Target Amount, excess spread  will be  directed  to build the  Overcollateralization  Amount  until the  Overcollateralization
                               Target  Amount  is  reached.  On the  Closing  Date the  Overcollateralization  Amount  will be equal to approximately  3.10% of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date, together with the amount deposited in the Pre-Funding Account on the Closing Date.

Overcollateralization Target
Amount:                        On any  Payment  Date  prior to the  Stepdown  Date,  excess  spread  will be  applied  as a payment  of principal on the Class A Notes, then entitled to principal,  to build the  Overcollateralization  Amount until such amount equals 4.65% of the sum of (i) aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date and (ii) the amount  deposited in the  Pre-Funding  Account on the Closing Date (the
                               "OVERCOLLATERALIZATION  TARGET  AMOUNT").  On or after  the  Stepdown  Date,  the  Overcollateralization
                               Target Amount will be allowed to step down to a certain amount  (specified in the Indenture,  subject to certain  performance  triggers)  provided that the  Overcollateralization  Target Amount may not be less than 0.50% of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date,  together with the amount deposited in the Pre-Funding Account on the Closing Date.

Stepdown Date:                 The later to occur of:
                               (i)    the Payment Date in January 2010; and,
                               (ii) the first  Payment Date in which the  aggregate  principal  balance of the  Mortgage  Loans is less than 50% of the aggregate  principal  balance of the Mortgage Loans plus any amounts in the  Pre-Funding
                               Account as of the Cut-off Date.

The Policy:                    FGIC will issue a note  insurance  policy ("THE  POLICY") with respect to the Notes which will guarantee timely payment of interest (net of prepayment  interest  shortfalls and Relief Act interest  shortfalls)
                               and ultimate  repayment of  principal  to the holders of the Notes.  FGIC will have the option,  in it's sole  discretion,  to cover the amount,  if any, by which the aggregate  principal  balance of the Notes exceeds the  aggregate  principal  balance of the Mortgage  Loans on any Payment  Date.  The Policy does not cover any Interest Carry Forward Amount or any amount due under the Class A-1 Cap Agreement.

Priority of
Distributions:                 Available funds will be distributed in the following order of priority:

(1)      to the Bond Insurer, its premium;
(2)      to the holders of the Notes, accrued interest and any unpaid interest;
(3)      to the holders of the Class A-6 Notes in the amount of the Class A-6 Lockout Distribution Amount;
(4)      to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes principal (without regard to the Class A-6 Lockout Distribution Amount), sequentially;
(5)      to the Bond Insurer, for unreimbursed draws made on the Policy, with interest thereon;
(6)      to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes sequentially, any excess spread used to build overcollateralization, if required;
(7)      to the Bond Insurer, any amounts due under the Insurance Agreement, with interest thereon, and not paid pursuant to clause
                                        (5);
(8)      to the indenture trustee, any unpaid expenses and other reimbursable amounts;
(9)      pro rata, any Interest Carry Forward Amount; and
(10)     any remaining amounts to holders of the certificates.

Class A-6 Lockout
Distribution Amount:           For any Payment  Date,  the product of (x) the Class A-6 Lockout  Percentage  for that  Payment Date and
                               (y) the Class A-6 Pro Rata Distribution Amount for that Payment Date.

Class A-6 Lockout
Percentage:                    For each Payment Date, the applicable percentage set forth below:

                               Payment Date                            Lockout Percentage
                               July 2007 through June 2010                      0%
                               July 2010 through June 2012                      45%
                               July2012 through June 2013                       80%
                               July 2013 through June 2014                      100%
                               July 2014 and thereafter                         300%

Class A-6 Pro Rata
Distribution Amount:           For any Payment  Date,  an amount equal to the product of (x) a fraction,  the numerator of which is the principal  balance of the Class A-6 Notes  immediately prior to that Payment Date and the denominator of which is the aggregate  principal  balance of the Class A Notes  immediately  prior to that Payment Date and (y) the principal distribution amount for that Payment Date.

Interest Carry Forward
Amount:

For any Payment Date and any class of Notes other than the Class A-1 Notes, the sum of:

1)   if on that Payment Date the Note Rate on the Notes for a particular class is limited to the Net WAC Rate, the excess of:

o        The amount of interest that the class of Notes would have been entitled to receive without regard to the Net WAC Rate, over
o        The amount of interest that the class of Notes was entitled to receive on that Payment Date because the applicable Note Rate was calculated at the Net WAC Rate; and

2)   the Interest Carry Forward Amount for all previous  Payment Dates for such class of Notes not  previously  paid,  together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

For any Payment Date and the Class A-1 Notes, the sum of:

1)   if on that Payment Date the Note Rate on the Class A-1 Notes is limited to the Net WAC Rate, the excess of:

o    The amount of interest  that the Class A-1 Notes would have been  entitled to receive on that Payment  Date had the  applicable
     Note Rate been calculated as a per annum rate equal to the lesser of:

                               a)   One-Month LIBOR plus the related Note Margin; and
                               b) 10.00%; over

o    The amount of interest that that Class A-1 Notes were entitled to receive on that Payment Date because the applicable Note Rate was calculated at the Net WAC Rate; and

2)   the Interest Carry Forward Amount for all previous  Payment Dates for the Class A-1 Notes not  previously  paid,  together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

The policy will not cover Interest Carry Forward Amounts.

Class A-1 Cap Agreement:       On the Closing Date, the Indenture Trustee will enter into the Class A-1 Cap Agreement with the cap counterparty described in the prospectus supplement for the benefit of the of the Class A-1 Notes.
                               With respect to the Class A-1 Notes and each Payment Date, payments under the Class A-1 Cap Agreement will be made based on (a) an amount equal to the Class A-1 Yield Maintenance Agreement Notional
                               Balance for that payment date as set forth in the prospectus supplement and (b) the positive excess of
                               (i) the lesser of (x) One-Month LIBOR and (y) 9.88% per annum, over (ii) the Class A-1 Monthly Strike
                               Rate for that Payment Date as set forth in the prospectus supplement, calculated on an actual/360-day basis.  The Class A-1 Cap Agreement will terminate on the Payment Date in August  2009.  The amounts due under the Class A-1 Cap Agreement are not insured under the Policy.

                                                        RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                              NAME                                                                                    PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                                    Gregory Gemson                                                                           (212) 553-2974

 S&P:                                                        Michael Dougherty
                                                                                                                                                    (212) 438-6891
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  FREE WRITING PROSPECTUS FOR
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                               GMACM 2007-HE2
-----------------------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other
Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this
Statement.  You may obtain a copy of the Statement from your sales representative.

NEW ISSUE COMPUTATIONAL MATERIALS

PART II OF II

$1,246,731,000 (APPROXIMATE)

GMAC MORTGAGE  [GRAPHIC OMITTED]

GMACM HOME EQUITY LOAN TRUST 2007-HE2
Issuing Entity

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

SEC File No. 333-140609

GMAC MORTGAGE, LLC
Sponsor and Servicer

June 25, 2007

                                         GMAC RFC Securities   [GRAPHIC OMITTED]

                     ANY TRANSACTIONS IN THE NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

EXPECTED TIMING:                Pricing Date:                  On or about June 27, 2007
                                Closing Date:                  On or about June 28, 2007
                                First Payment Date:            July 25, 2007

STRUCTURE:                      Initial Collateral:            Approximately $964,962,245 Closed-End, Fixed-Rate, Primarily Second-Lien Home Equity Loans
                                Rating Agencies:               Moody's and Standard & Poor's

               STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable for all  investors.  RFS and its  affiliates  may acquire,  hold or sell positions in these notes, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the mortgage loans and notes having the characteristics described in these materials.
If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the notes  referred  to in this free  writing  prospectus  and to solicit an offer to  purchase  the notes,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase the notes,  and you will not have any contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.  You may withdraw  your offer to purchase  notes at any time prior to our acceptance of your offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further,
RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                         INITIAL CLOSED END SECOND LIEN MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                                                                             SUMMARY STATISTICS                             RANGE (IF APPLICABLE)

NUMBER OF LOANS:                                                                                   17,926
                                                                                                                                        Minimum                    Maximum

AGGREGATE CURRENT PRINCIPAL BALANCE:                                                           $964,962,245.17                         $1,579.38                 $594,073.26
AVERAGE CURRENT PRINCIPAL BALANCE:                                                               $53,830.32

AGGREGATE ORIGINAL PRINCIPAL BALANCE:                                                          $967,131,821.00                         $5,000.00                 $595,000.00
AVERAGE ORIGINAL PRINCIPAL BALANCE:                                                              $53,951.35

WEIGHTED AVERAGE GROSS MORTGAGE RATE:                                                              8.835%                                5.200%                    15.825%

WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY (MONTHS):                                                 224                                   60                        360
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):                                                223                                   58                        360

WEIGHTED AVERAGE ORIGINAL COMBINED LTV:                                                            80.58%                                1.82%                     104.00%

NON-ZERO WEIGHTED AVERAGE CREDIT SCORE:                                                              718                                  529                        829

NON-ZERO WEIGHTED AVERAGE DEBT-TO-INCOME RATIO:                                                    38.85%                                1.00%                     74.61%

BALLOON LOANS (% OF TOTAL) :                                                                       38.42%

NON-ZERO WEIGHTED AVERAGE JUNIOR RATIO:                                                            26.65%                                0.78%                     99.85%

LIEN POSITION (1ST/2ND):                                                                 1st (5.35%) / 2nd (94.65%)

GEOGRAPHIC DISTRIBUTION (TOP 5):                                                       CA                       20.51%
                                                                                       FL                        5.99%
                                                                                       NJ                        4.91%
                                                                                       VA                        4.15%
                                                                                       NY                        3.84%

---------------------------------------------------------------------------- ----------------------- ------------------------------ ----------------- ---- ------------------------ ---

ORIGINAL PRINCIPAL BALANCES
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
RANGE OF ORIGINAL PRINCIPAL BALANCE ($)                  LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
$0.01 - $25,000.00                                       3,593              $74,142,360.15           7.68%                 9.272%            77.16%             710
$25,000.01 - $50,000.00                                  7,556              284,410,428.45           29.47                 9.087              79.91             714
$50,000.01 - $75,000.00                                  3,442              213,406,903.45           22.12                 8.960              82.07             717
$75,000.01 - $100,000.00                                 1,724              151,921,869.63           15.74                 8.854              81.88             715
$100,000.01 - $125,000.00                                 671                75,679,304.40           7.84                  8.440              80.09             724
$125,000.01 - $150,000.00                                 407                56,336,016.39           5.84                  8.528              82.16             724
$150,000.01 - $175,000.00                                 191                31,134,323.94           3.23                  8.123              80.34             729
$175,000.01 - $200,000.00                                 174                33,479,150.43           3.47                  8.537              80.84             721
$200,000.01 - $225,000.00                                  53                11,074,101.13           1.15                  7.692              81.47             730
$225,000.01 - $250,000.00                                  39                 9,382,867.68           0.97                  7.930              81.98             729
$250,000.01 - $275,000.00                                  23                 6,019,311.91           0.62                  7.513              74.98             744
$275,000.01 - $300,000.00                                  25                 7,287,407.01           0.76                  7.908              81.14             741
$300,000.01 - $325,000.00                                  8                  2,546,555.22           0.26                  6.681              62.29             726
$325,000.01 - $350,000.00                                  2                    694,041.31           0.07                  6.250              42.56             757
$350,000.01 - $375,000.00                                  3                  1,086,100.00           0.11                  7.815              91.25             740
$375,000.01 - $400,000.00                                  8                  3,148,292.38           0.33                  7.481              76.25             738
$400,000.01 - $425,000.00                                  4                  1,664,238.43           0.17                  7.499              67.62             729
$450,000.01 - $475,000.00                                  1                    460,000.00           0.05                  6.875              73.24             747
$475,000.01 - $500,000.00                                  1                    494,900.00           0.05                  7.200              58.99             731
$575,000.01 - $600,000.00                                  1                    594,073.26           0.06                  5.500              70.00             744
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the average original principal balance of the Loans was approximately $53,951.

CURRENT PRINCIPAL BALANCES
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
RANGE OF CURRENT PRINCIPAL BALANCE ($)                   LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
$0.01 - $25,000.00                                       3,625              $74,805,572.08           7.75%                 9.265%            77.11%             710
$25,000.01 - $50,000.00                                  7,533              284,007,192.14           29.43                 9.087              79.93             714
$50,000.01 - $75,000.00                                  3,436              213,224,007.21           22.10                 8.961              82.08             717
$75,000.01 - $100,000.00                                 1,723              151,936,190.91           15.75                 8.856              81.88             715
$100,000.01 - $125,000.00                                 673                75,907,613.95           7.87                  8.435              80.10             724
$125,000.01 - $150,000.00                                 404                56,017,885.56           5.81                  8.531              82.15             724
$150,000.01 - $175,000.00                                 191                31,134,323.94           3.23                  8.123              80.34             729
$175,000.01 - $200,000.00                                 174                33,479,150.43           3.47                  8.537              80.84             721
$200,000.01 - $225,000.00                                  52                11,072,521.75           1.15                  7.692              81.47             730
$225,000.01 - $250,000.00                                  40                 9,632,193.79           1.00                  7.897              81.90             729
$250,000.01 - $275,000.00                                  22                 5,769,985.80           0.60                  7.549              74.80             743
$275,000.01 - $300,000.00                                  25                 7,287,407.01           0.76                  7.908              81.14             741
$300,000.01 - $325,000.00                                  8                  2,546,555.22           0.26                  6.681              62.29             726
$325,000.01 - $350,000.00                                  2                    694,041.31           0.07                  6.250              42.56             757
$350,000.01 - $375,000.00                                  3                  1,086,100.00           0.11                  7.815              91.25             740
$375,000.01 - $400,000.00                                  8                  3,148,292.38           0.33                  7.481              76.25             738
$400,000.01 - $425,000.00                                  4                  1,664,238.43           0.17                  7.499              67.62             729
$450,000.01 - $475,000.00                                  1                    460,000.00           0.05                  6.875              73.24             747
$475,000.01 - $500,000.00                                  1                    494,900.00           0.05                  7.200              58.99             731
$575,000.01 - $600,000.00                                  1                    594,073.26           0.06                  5.500              70.00             744
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the average current principal balance of the Loans was approximately $53,830.

GROSS MORTGAGE LOAN RATES
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
RANGE OF GROSS MORTGAGE RATES (%)                        LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
5.000 - 5.499                                              6                   $417,802.95           0.04%                 5.363%            55.94%             733
5.500 - 5.999                                              72                 7,461,439.68           0.77                  5.789              54.50             756
6.000 - 6.499                                             204                21,996,686.79           2.28                  6.241              63.27             753
6.500 - 6.999                                             594                48,847,722.08           5.06                  6.760              65.23             752
7.000 - 7.499                                             884                67,663,917.84           7.01                  7.264              68.26             747
7.500 - 7.999                                            3,245              173,743,240.07           18.01                 7.762              69.68             748
8.000 - 8.499                                            3,508              180,217,182.30           18.68                 8.234              83.58             739
8.500 - 8.999                                            2,030              103,066,341.69           10.68                 8.720              85.38             713
9.000 - 9.499                                            1,678               89,410,827.20           9.27                  9.230              85.49             700
9.500 - 9.999                                            1,477               72,289,756.82           7.49                  9.722              88.54             692
10.000 - 10.499                                           858                43,360,973.17           4.49                  10.231             89.65             681
10.500 - 10.999                                          1,036               50,188,442.95           5.20                  10.741             88.73             669
11.000 - 11.499                                           694                33,656,246.41           3.49                  11.214             88.76             666
11.500 - 11.999                                           614                28,753,325.48           2.98                  11.752             92.95             661
12.000 - 12.499                                           343                16,004,268.78           1.66                  12.189             92.51             664
12.500 - 12.999                                           229                10,516,391.90           1.09                  12.713             94.84             662
13.000 - 13.499                                           249                 9,474,857.64           0.98                  13.239             94.81             652
13.500 - 13.999                                           149                 5,993,604.76           0.62                  13.687             95.14             657
14.000 - 14.499                                            46                 1,475,585.27           0.15                  14.229             91.05             679
14.500 - 14.999                                            5                    162,174.77           0.02                  14.706             88.61             662
15.000 - 15.499                                            3                    187,474.85           0.02                  15.179             97.43             692
15.500 - 15.999                                            2                     73,981.77           0.01                  15.571             88.10             650
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the weighted average gross mortgage rate of the Loans was approximately 8.835%.

CREDIT SCORE RANGES
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
CREDIT SCORE RANGES                                      LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Not Available                                              5                   $261,593.83           0.03%                 8.121%            90.53%             N/A
1 - 599                                                   257                 9,179,982.95           0.95                  11.304             70.71             589
600 - 624                                                 651                26,293,976.16           2.72                  11.129             79.90             615
625 - 649                                                1,323               59,546,297.72           6.17                  10.788             84.31             638
650 - 674                                                2,035              107,850,763.33           11.18                 10.094             84.87             663
675 - 699                                                2,784              156,586,414.59           16.23                 9.227              83.55             687
700 - 724                                                2,790              159,986,689.99           16.58                 8.606              82.23             712
725 - 749                                                2,684              157,054,348.64           16.28                 8.198              80.85             737
750 - 774                                                2,592              138,727,388.59           14.38                 8.026              78.81             761
775 - 799                                                2,085              110,796,686.66           11.48                 7.889              75.17             786
800 - 824                                                 718                38,618,352.71           4.00                  7.730              67.53             807
825 - 849                                                  2                     59,750.00           0.01                  7.855              92.09             828
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
TOTAL:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the non-zero weighted average Credit Score of the Loans was approximately 718.
ORIGINAL COMBINED LOAN TO VALUE RATIOS
------------------------------------------------------------------------------------------- ------------------------
                                                                                                                     ------------------- ---------------- ----------------
RANGE OF ORIGINAL COMBINED LTV RATIOS (%)              NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
0.01 - 5.00                                                7                   $139,961.50           0.01%                 7.774%             3.72%             742
5.01 - 10.00                                               54                 1,814,319.71           0.19                  7.894              8.04              760
10.01 - 15.00                                              95                 3,707,147.40           0.38                  7.967              12.54             744
15.01 - 20.00                                             115                 4,959,803.42           0.51                  7.617              17.66             749
20.01 - 25.00                                             163                 7,644,847.80           0.79                  7.842              22.79             742
25.01 - 30.00                                             184                 8,783,299.15           0.91                  7.947              27.59             738
30.01 - 35.00                                             219                11,307,688.40           1.17                  7.621              32.50             737
35.01 - 40.00                                             252                13,780,576.63           1.43                  7.837              37.33             736
40.01 - 45.00                                             310                15,758,982.82           1.63                  7.664              42.61             742
45.01 - 50.00                                             364                18,913,285.84           1.96                  7.750              47.70             732
50.01 - 55.00                                             476                26,611,249.44           2.76                  7.806              52.52             731
55.01 - 60.00                                             558                32,174,961.84           3.33                  7.877              57.69             727
60.01 - 65.00                                             656                38,593,006.68           4.00                  7.846              62.57             726
65.01 - 70.00                                             864                53,720,471.86           5.57                  7.867              67.80             724
70.01 - 75.00                                             843                49,724,117.63           5.15                  8.141              72.64             717
75.01 - 80.00                                            1,607               96,584,055.16           10.01                 8.304              78.25             713
80.01 - 85.00                                            1,274               61,716,447.42           6.40                  8.914              83.14             709
85.01 - 90.00                                            3,322              157,733,345.33           16.35                 9.412              88.84             713
90.01 - 95.00                                            2,748              149,109,848.35           15.45                 9.287              94.03             715
95.01 - 100.00                                           3,810              211,985,924.95           21.97                 9.605              99.39             713
100.01 - 105.00                                            5                    198,903.84           0.02                  10.899            101.78             640
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the weighted average original combined LTV ratio based on the current balance of the Loans was approximately 80.58%.

ORIGINAL TERM TO MATURITY
----------------------------------------------------- ------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
RANGE OF ORIGINAL MONTHS TO MATURITY                   NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
1-60                                                      134                $4,089,171.35           0.42%                 7.858%            51.29%             751
61 - 120                                                  520                18,426,457.82           1.91                  8.152              64.30             734
121 - 180                                                11,138             573,955,658.19           59.48                 8.696              81.07             724
181 - 240                                                 451                26,615,648.12           2.76                  8.142              73.70             726
241 - 300                                                5,367              324,814,877.92           33.66                 9.097              80.67             707
301 - 360                                                 316                17,060,431.77           1.77                  10.579             98.03             682
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the weighted average original term to maturity of the Loans was approximately 224.

REMAINING TERM TO MATURITY
----------------------------------------------------- ------------- ----------------------- ------------------------
                                                                                                                     ------------------- ---------------- ----------------
RANGE OF REMAINING MONTHS TO MATURITY                  NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
1-60                                                      134                $4,089,171.35           0.42%                 7.858%            51.29%             751
61 - 120                                                  521                18,439,035.67           1.91                  8.155              64.32             734
121 - 180                                                11,137             573,943,080.34           59.48                 8.696              81.07             724
181 - 240                                                 455                26,739,214.19           2.77                  8.157              73.78             725
241 - 300                                                5,363              324,691,311.85           33.65                 9.096              80.66             707
301 - 360                                                 316                17,060,431.77           1.77                  10.579             98.03             682
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the weighted average remaining term to maturity of the Loans was approximately 223.

DEBT-TO-INCOME RATIOS
----------------------------------------------------- ------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
RANGE OF DEBT-TO-INCOME RATIOS (%)                     NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Not Available                                              50                $2,889,980.93           0.30%                11.826%            91.08%             701
0.01 - 20.00                                              644                30,910,094.29           3.20                  8.147              63.76             745
20.01 - 25.00                                             970                48,103,969.43           4.99                  8.215              71.02             738
25.01 - 30.00                                            1,754               86,513,701.53           8.97                  8.480              75.58             731
30.01 - 35.00                                            2,468              125,959,828.97           13.05                 8.548              77.71             727
35.01 - 40.00                                            3,508              190,908,671.91           19.78                 8.809              81.10             718
40.01 - 45.00                                            4,506              252,134,996.00           26.13                 9.027              82.50             711
45.01 - 50.00                                            2,722              150,865,115.03           15.63                 9.255              87.22             704
50.01 - 55.00                                            1,113               65,730,870.86           6.81                  8.909              82.84             710
55.01 - 60.00                                             159                 9,068,422.66           0.94                  8.662              81.05             715
60.01>=                                                    32                 1,876,593.56           0.19                  8.370              84.23             735
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the Loans was approximately 38.85%.

FIXED RATE AND ADJUSTABLE RATE LOANS
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
FIXED RATE / ADJUSTABLE RATE LOANS                       LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Fixed Rate Mortgage                                      17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

PRODUCT TYPE DESCRIPTIONS
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
PRODUCT TYPE DESCRIPTIONS                                LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
5 Year Fixed                                              134                $4,089,171.35           0.42%                 7.86%             51.29%             751
10 Year Fixed                                             519                18,349,357.82           1.90                   8.14              64.16             734
15 Year Fixed                                            4,337              203,310,138.31           21.07                 8.115              69.21             728
20 Year Fixed                                             451                26,615,648.12           2.76                  8.142              73.70             726
25 Year Fixed                                            5,366              324,751,917.39           33.65                 9.096              80.66             707
25/10 Fixed Balloon                                        1                     77,100.00           0.01                  11.125             97.74             677
30 Year Fixed                                             316                17,060,431.77           1.77                  10.579             98.03             682
30/15 Fixed Balloon                                      6,801              370,645,519.88           38.41                 9.014              87.57             722
30/25 Fixed Balloon                                        1                     62,960.53           0.01                  11.625             89.29             661
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

Within the bucket of 30/15 Fixed Balloon, there is one loan with a original term to maturity of 150 months.

INTEREST ONLY
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
INTEREST ONLY                                            LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
120 MO IO                                                  7                   $373,899.02           0.04%                 8.680%            88.70%             741
60 MO IO                                                  665                41,577,220.13           4.31                  10.132             92.97             704
Not Interest Only                                        17,254             923,011,126.02           95.65                 8.776              80.02             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

LIEN POSITION
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
LIEN POSITION                                            LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
First Lien                                                912               $51,586,987.34           5.35%                 7.988%            50.07%             724
Second Lien                                              17,014             913,375,257.83           94.65                 8.883              82.31             717
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

DOCUMENTATION TYPES
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
DOCUMENTATION TYPES                                      LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
AAA                                                      3,697             $242,201,667.76          25.10%                 7.541%            63.52%             745
EXPRESS                                                    1                     67,500.00           0.01                  10.450             90.00             645
FAMILY FIRST DIRECT                                       441                21,590,561.80           2.24                  7.904              74.07             744
FAST DOC/REDUCED                                           66                 4,829,271.41           0.50                  9.451              96.48             713
FULL/ALT                                                 1,347               67,158,818.56           6.96                  9.891              95.13             701
GM EXPANDED FAMILY                                         9                    441,276.08           0.05                  8.126              69.76             734
GO FAST                                                   137                 4,843,942.20           0.50                  8.201              89.06             762
LITE DOC                                                  101                 4,910,308.89           0.51                  8.693              95.14             724
NO DOC                                                     19                   952,040.80           0.10                  11.431             86.19             681
NO INCOME VERIFICATION                                     32                 1,752,732.15           0.18                  10.182             78.42             731
NO INCOME / NO APPRAISAL                                  117                 6,644,505.55           0.69                  9.436              74.86             725
NO INCOME/NO ASSET                                         6                    572,041.73           0.06                  12.615             98.60             731
NO RATIO/NO STATED INCOME                                  24                 1,326,693.22           0.14                  11.885             91.49             703
ONE PAYSTUB                                               162                 6,761,473.00           0.70                  8.538              95.42             723
RELOCATION                                                234                11,049,792.50           1.15                  8.344              91.01             749
SELECT                                                     62                 5,465,740.11           0.57                  7.888              81.47             735
STANDARD                                                 9,734              489,014,515.89           50.68                 9.019              85.06             706
STATED INCOME/EASY DOC                                   1,158               58,959,222.82           6.11                  10.973             89.05             700
STATED INCOME/STATED ASSET                                391                21,689,868.97           2.25                  10.338             90.12             710
STATED INCOME/VERIFIED ASSET                              187                14,709,071.73           1.52                  9.673              80.88             716
SUPER EXPRESS                                              1                     21,200.00           0.00                  8.225              86.92             800
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926             964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

LOAN PURPOSE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
LOAN PURPOSE                                             LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
CASHOUT REFI                                             7,939             $440,863,421.39          45.69%                 8.709%            76.76%             716
DEBT CONSOLIDATION                                       3,858              215,360,143.54           22.32                 8.847              77.32             708
EDUCATION                                                  6                    297,862.18           0.03                  7.990              61.36             785
HOME IMPROVEMENT                                          979                52,852,257.59           5.48                  8.495              74.15             726
PURCHASE                                                 3,785              180,607,043.31           18.72                 9.175              95.58             730
REFINANCE                                                1,359               74,981,517.16           7.77                  8.966              80.93             716
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

PROPERTY TYPE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
PROPERTY TYPE                                            LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
CONDOMINIUM                                              1,130              $52,313,969.32           5.42%                 8.995%            85.98%             725
MULTI FAMILY                                              347                20,055,323.48           2.08                  9.862              83.08             714
PLANNED UNIT DEVELOPMENT                                 1,941              105,866,220.68           10.97                 9.094              91.05             722
SINGLE FAMILY                                            14,479             785,667,565.21           81.42                 8.761              78.73             717
TOWNHOUSE                                                  29                 1,059,166.48           0.11                  10.617             91.88             706
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

OCCUPANCY STATUS
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
OCCUPANCY STATUS                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Primary Residence                                        16,897            $920,543,159.49          95.40%                 8.775%            80.67%             717
Second/Vacation                                           315                16,625,846.92           1.72                  8.913              76.27             731
Investment                                                714                27,793,238.76           2.88                  10.756             80.33             717
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

YEARS OF ORIGINATION
----------------------------------------------------- ------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
YEARS OF ORIGINATION                                   NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
2000                                                       3                    $60,028.47           0.01%                13.333%            91.89%             623
2001                                                       2                     76,115.45           0.01                  10.047             88.40             555
2003                                                       3                     70,721.38           0.01                  10.605             91.85             629
2004                                                       4                    125,455.02           0.01                  7.250              78.38             660
2005                                                       6                    198,047.43           0.02                  9.261              66.47             634
2006                                                      286                16,234,761.04           1.68                  11.127             97.66             666
2007                                                     17,622             948,197,116.38           98.26                 8.795              80.29             719
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

BALLOON LOANS
----------------------------------------------------- ------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
BALLOON LOANS                                          NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Balloon Loan                                             6,803             $370,785,580.41          38.42%                 9.015%            87.57%             722
Not Balloon Loan                                         11,123             594,176,664.76           61.58                 8.722              76.22             715
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

GEOGRAPHIC DISTRIBUTION
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ----------------
                                                                                                                                                          ----------------
GEOGRAPHIC DISTRIBUTION                                NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Alabama                                                   222                $8,895,812.26           0.92%                 9.054%            79.46%             708
Alaska                                                    110                 6,626,174.52           0.69                  8.814              79.07             726
Arizona                                                   648                34,999,145.34           3.63                  8.825              80.62             719
Arkansas                                                   37                 1,366,023.70           0.14                  8.640              90.09             737
California                                               2,727              197,945,824.20           20.51                 8.642              74.30             719
Colorado                                                  543                27,327,180.57           2.83                  8.905              87.90             725
Connecticut                                               300                17,111,389.87           1.77                  8.803              81.45             716
Delaware                                                  114                 6,107,218.45           0.63                  8.725              84.51             718
District of Columbia                                       46                 3,282,492.00           0.34                  8.962              78.68             708
Florida                                                  1,061               57,779,053.41           5.99                  9.003              77.41             710
Georgia                                                   468                21,421,052.37           2.22                  9.300              86.73             709
Hawaii                                                     96                 7,769,821.24           0.81                  9.035              74.08             724
Idaho                                                     154                 6,786,546.19           0.70                  9.274              83.35             710
Illinois                                                  642                32,330,264.07           3.35                  8.984              85.10             717
Indiana                                                   381                14,806,848.68           1.53                  8.993              85.14             720
Iowa                                                      166                 5,798,170.63           0.60                  9.068              86.43             722
Kansas                                                    107                 4,322,004.81           0.45                  8.843              84.93             723
Kentucky                                                  104                 4,387,694.19           0.45                  8.797              84.03             715
Louisiana                                                 130                 5,984,225.80           0.62                  9.040              82.57             709
Maine                                                      91                 4,464,945.51           0.46                  8.637              78.94             721
Maryland                                                  457                28,467,586.50           2.95                  8.743              79.44             710
Massachusetts                                             579                34,695,168.28           3.60                  8.450              82.93             728
Michigan                                                  898                36,632,888.95           3.80                  8.831              84.43             728
Minnesota                                                 275                13,657,884.41           1.42                  9.039              86.15             720
Mississippi                                               101                 3,938,675.43           0.41                  9.225              82.92             703
Missouri                                                  317                12,469,826.01           1.29                  8.943              85.79             723
Montana                                                    79                 3,530,647.04           0.37                  9.036              82.24             720
Nebraska                                                   55                 1,914,406.81           0.20                  8.881              84.06             712
Nevada                                                    252                14,300,500.26           1.48                  9.290              80.34             717
New Hampshire                                             192                 9,649,212.09           1.00                  8.401              79.38             732
New Jersey                                                753                47,388,870.11           4.91                  8.683              76.78             714
New Mexico                                                110                 5,138,849.21           0.53                  8.769              79.18             713
New York                                                  612                37,099,807.48           3.84                  8.722              73.13             714
North Carolina                                            375                17,084,833.29           1.77                  9.058              83.45             719
North Dakota                                               14                   511,645.46           0.05                  9.688              79.10             711
Ohio                                                      262                 9,996,061.65           1.04                  9.099              85.15             717
Oklahoma                                                  156                 5,999,614.80           0.62                  9.016              82.72             710
Oregon                                                    329                18,455,395.27           1.91                  8.812              84.29             716
Pennsylvania                                              572                27,320,326.30           2.83                  8.935              82.58             717
Rhode Island                                               53                 2,566,667.04           0.27                  8.618              81.69             710
South Carolina                                            214                 9,034,674.29           0.94                  9.257              84.69             713
South Dakota                                               22                   944,915.56           0.10                  8.952              83.61             719
Tennessee                                                 244                10,036,955.93           1.04                  9.225              84.48             717
Texas                                                     879                36,285,992.43           3.76                  8.566              87.89             721
Utah                                                      315                16,466,637.03           1.71                  9.338              85.76             709
Vermont                                                    55                 2,827,556.02           0.29                  8.629              73.83             734
Virginia                                                  656                40,068,667.61           4.15                  8.888              84.37             718
Washington                                                553                32,328,925.27           3.35                  8.938              83.32             714
West Virginia                                             102                 3,854,934.90           0.40                  9.276              81.39             708
Wisconsin                                                 232                 9,773,229.93           1.01                  8.733              85.51             724
Wyoming                                                    66                 3,009,002.00           0.31                  8.983              82.54             716
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

JUNIOR RATIOS
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
                                                                                                                                            WEIGHTED
                                                                                                                                             AVERAGE         NON-ZERO
                                                                                            PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      ORIGINAL         WEIGHTED
                                                       NUMBER OF      CURRENT PRINCIPAL        CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
RANGE OF JUNIOR RATIOS (%)                               LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
< = 0.00                                               912               $51,586,987.34           5.35%                 7.988%            50.07%             724
0.01 - 5.00                                               110                 1,683,536.05           0.17                  9.313              81.51             718
5.01 - 10.00                                             1,104               28,538,116.85           2.96                  9.251              81.05             711
10.01 - 15.00                                            3,181              113,612,376.66           11.77                 9.423              84.33             712
15.01 - 20.00                                            5,080              243,401,009.52           25.22                 9.328              90.78             715
20.01 - 25.00                                            2,525              134,346,951.74           13.92                 8.905              84.80             716
25.01 - 30.00                                            1,579              100,554,900.72           10.42                 8.827              80.31             714
30.01 - 35.00                                            1,138               80,803,257.46           8.37                  8.639              77.98             717
35.01 - 40.00                                             853                66,501,973.80           6.89                  8.428              75.46             715
40.01 - 45.00                                             527                47,027,145.88           4.87                  8.182              73.64             724
45.01 - 50.00                                             349                34,688,498.10           3.59                  8.089              74.42             730
50.01 - 55.00                                             219                22,955,684.76           2.38                  7.979              70.38             731
55.01 - 60.00                                             128                14,808,911.08           1.53                  7.824              70.56             730
60.01 - 65.00                                              68                 8,520,313.67           0.88                  7.699              72.46             740
65.01 - 70.00                                              49                 5,943,401.65           0.62                  7.419              64.88             756
70.01 - 75.00                                              28                 3,241,317.22           0.34                  7.613              65.19             740
75.01 - 80.00                                              25                 2,232,729.58           0.23                  7.449              52.65             733
80.01 - 85.00                                              13                 1,076,563.57           0.11                  7.372              52.48             792
85.01 - 90.00                                              22                 2,076,203.62           0.22                  7.582              50.84             739
90.01 - 95.00                                              9                  1,020,985.36           0.11                  7.986              54.51             741
95.01 - 100.00                                             7                    341,380.54           0.04                  7.690              19.12             772
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

As of the cut-off date, the non-zero weighted average junior ratio of the Loans was approximately 26.65%.

PREPAYMENT PENALTY FLAG*
----------------------------------------------------- ------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
PREPAYMENT PENALTY FLAG                                NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
No Prepayment Penalty                                    17,440            $936,672,413.60          97.07%                 8.778%            80.20%             719
Prepayment Penalty                                        486                28,289,831.57           2.93                  10.712             93.31             686
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

*Prepayment penalty flag for loans with effective prepayment penalties. One Loan, which seasoned past the original prepayment penalty term, is classified as no prepayment penalty.

ORIGINAL PREPAYMENT PENALTY TERM*
------------------------------------------------------------------- -----------------------
                                                                                            ------------------------ ------------------- ---------------- ----------------
ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)              NUMBER OF      CURRENT PRINCIPAL     PERCENTAGE OF LOANS BY    WEIGHTED AVERAGE      WEIGHTED         NON-ZERO
                                                                                                                                             AVERAGE
                                                                                                                                            ORIGINAL         WEIGHTED
                                                                                               CURRENT PRINCIPAL       GROSS MORTGAGE     COMBINED LTV    AVERAGE CREDIT
                                                         LOANS             BALANCE                  BALANCE                 RATE              RATIO            SCORE
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
0                                                        17,440            $936,672,413.60          97.07%                 8.778%            80.20%             719
6                                                          6                    296,628.22           0.03                  9.372              90.03             704
12                                                         48                 2,720,715.75           0.28                  11.274             92.80             698
24                                                        121                 6,762,401.04           0.70                  11.055             98.70             678
36                                                        310                18,456,086.56           1.91                  10.530             91.52             686
60                                                         1                     54,000.00           0.01                  8.990              75.81             738
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------
Total:                                                   17,926            $964,962,245.17          100.00%                8.835%            80.58%             718
----------------------------------------------------- ------------- ----------------------- ------------------------ ------------------- ---------------- ----------------

*Original prepayment penalty term for loans with effective prepayment penalties. One Loan, which seasoned past the original prepayment penalty term, is classified as zero.

                                                   RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                              NAME                                                                                    PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                                    Gregory Gemson                                                                           (212) 553-2974

 S&P:                                                        Michael Dougherty
                                                                                                                                                  (212) 438-6891
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------